Calculation of Filing Fee Tables
S-8
Kailera Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.00001 per share	Other	14,431,521	$ 6.68	$ 96,402,560.28	0.0001381	$ 13,313.19
2	Equity	Common Stock, par value $0.00001 per share	Other	33,443,270	$ 16.00	$ 535,092,320.00	0.0001381	$ 73,896.25
3	Equity	Common Stock, par value $0.00001 per share	Other	5,181,929	$ 16.00	$ 82,910,864.00	0.0001381	$ 11,449.99
Total Offering Amounts:						$ 714,405,744.28		$ 98,659.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 98,659.43
Offering Note
[1]	(a) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. (b) Represents 14,431,521 shares of common stock issuable upon the exercise of outstanding stock options granted under the Kailera Therapeutics, Inc. 2024 Equity Incentive Plan, as amended (the "2024 Plan"). (c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share is based on $6.68 per share, which is the weighted average exercise price of outstanding options granted under the 2024 Plan.

[2]	(a) Pursuant to Rule 416 under the Securities Act, this registration statement also registers an indeterminate number of additional shares that may be issued pursuant to the above-named plans as the result of any future stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock. (b) Represents 33,443,270 shares of common stock reserved for issuance under the Kailera Therapeutics, Inc. 2026 Incentive Award Plan (the "2026 Plan"), which number consists of (a) 12,954,822 shares of common stock initially available for future grants under the 2026 Plan, (b) 1,056,215 shares of common stock that remain available for issuance under the 2024 Plan, that became available for issuance under the 2026 Plan upon its effectiveness, and (c) up to an additional 19,432,233 shares of common stock that may become issuable under the 2026 Plan pursuant to its terms, which provide that the number of shares reserved for issuance or transfer pursuant to awards under the 2026 Plan will be increased annually on each January 1 beginning in 2027 and ending in 2036, by an amount equal to the lesser of (A) 5% of the aggregate number of shares of the Registrant's common stock outstanding on the immediately preceding December 31 and (B) such smaller number of shares as determined by the Registrant's board of directors or compensation and talent committee, as applicable. To the extent outstanding awards under the 2026 Plan or the 2024 Plan are forfeited or lapse unexercised, the shares of common stock subject to such awards will be available for future issuance under the 2026 Plan. (c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share is based on $16.00 per share, the initial public offering price of the registrant's common stock set forth on the cover page of the registrant's prospectus dated April 16, 2026 relating to its initial public offering.

[3]	(a) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock that become issuable under the above-named plans, by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common stock, as applicable. (b) Represents 5,181,929 shares of the Registrant's common stock reserved for issuance under the Kailera Therapeutics, Inc. 2026 Employee Stock Purchase Plan (the "ESPP"), which number consists of (a) 1,295,482 shares of common stock initially available for issuance under the ESPP and (b) up to an additional 3,886,447 shares of common stock that may become issuable under the ESPP pursuant to its terms, which provide that the number of shares of common stock available for issuance under the ESPP will be increased annually on January 1 beginning in 2027 and ending in 2036, by an amount equal to the lesser of (i) 1% of the aggregate number of shares of Registrant's common stock outstanding on the immediately preceding December 31 and (ii) such number of shares as determined by the Registrant's board of directors or compensation and talent committee, as applicable. (c) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the common stock of $16.00 per share, as set forth in the Registrant's S-1 Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources